                                           Exhibit 99.1

CONTACT:                          Thor Erickson – Investor Relations

+1 (678) 260-3110

Fred Roselli – U.S. Media Relations+1 (678) 260-3421

Lauren Sayeski – European Media Relations+ 44 (0)1895 844 300

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC.

WILL PRESENT AT CAGNY AND CAGE CONFERENCES

ATLANTA, January 29, 2013 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) announced today that Chairman and Chief Executive Officer John F. Brock and Chief Financial Officer Bill Douglas will present at the Consumer Analyst Group of New York (CAGNY) Conference in Boca Raton, Florida, Wednesday, February 20 at 5:30 p.m. ET.

CCE also announced that on Monday, March 18, the company will present at the Consumer Analyst Group of Europe (CAGE) Conference in London at 11:15 a.m. EDT (3:15 p.m. GMT).

The public can access both presentations live via webcast through the company’s web site at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about the company, please visit www.cokecce.com.

###